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INVESCO TAX-EXEMPT SECURITIES FUND                                 SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD AND 73A.

FOR PERIOD ENDING: 6/30/2011
FILE NUMBER :      811-7890
SERIES NO.:        6

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
72DD.      1    Total income dividends for which record date passed during the period. (000's Omitted)
                Class A             $ 3,181
           2    Dividends for a second class of open-end company shares (000's Omitted)
                Class B             $ 348
                Class C             $ 441
                Class Y             $ 10,211

73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
           1    Dividends from net investment income
                Class A               0.2213
           2    Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B               0.2073
                Class C               0.2023
                Class Y               0.2318
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